Exhibit 4.1

[SEE LEGENDS ON REVERSE SIDE]

SEE REVERSE FOR
CERTAIN
DEFINITIONS

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

THIS CERTIFIES THAT                      is the owner of              FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK OF $0.01 PAR VALUE EACH OF SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC., transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Commonwealth of Virginia, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. The capital stock evidenced by this certificate is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.
Dated: April 14, 2005
/s/ Georgia S. Derrico	/s/ R. Devon Porter
Georgia S. Derrico	R. Devon Porter
Chairman of the Board	Secretary

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC. April 14, 2005

THE SHARES OF COMMON STOCK REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

Southern National Bancorp of Virginia, Inc.

Charlottesville, Virginia

Common Stock, $0.01 Par Value Per Share

The shares represented by this Stock Certificate are subject to limitations and restrictions as set forth in the Articles of Incorporation of the Corporation which is on file in the office of the State Corporation Commission of the Commonwealth of Virginia, and the Bylaws of the Corporation, which are on file with the Secretary of the Corporation. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued. In particular, the Articles of Incorporation deny preemptive rights to shareholders to acquire unissued or treasury shares of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                 as tenants in common

TEN ENT -                   as tenants by the entireties

JT TEN     as joint tenants with right of survivorship and not

                  tenants in common

UNIF GIFT MIN ACT -

. . . . . Custodian . . . . . . . .under Uniform Gifts

(Cust)             (Minor)

to Minors Act. . . . . . . . . . . . . . . . . . . . . . . . .

                                             (State)

Additional abbreviations may also be used though not in the above list.